Exhibit 99.1
Samsara Announces Appointment of Todd Bluedorn to Board of Directors
SAN FRANCISCO, August 8, 2023 — Samsara Inc. (“Samsara”) (NYSE: IOT), today announced the appointment of Todd Bluedorn to its Board of Directors. Bluedorn joins an accomplished group of board members including Marc Andreessen, Hemant Taneja, Jonathan Chadwick, Sue Wagner, Sue Bostrom, Ann Livermore, and Samsara co-founders Sanjit Biswas and John Bicket.
Bluedorn brings nearly 30 years of leadership experience within the industrial sector, including 15 years as Chief Executive Officer and Chairman of Lennox International. Prior to joining Lennox, Bluedorn held leadership roles at United Technologies. Bluedorn currently serves on the Board of Directors of Texas Instruments and serves as Vice Chair of Madison Industries. Previously, Bluedorn served on the Board of Directors of Eaton Corporation.
“Samsara is reshaping the worker experience for frontline teams, making them safer and more efficient. This is unlocking real value and ROI for the world’s largest and most complex physical operations organizations,” said Biswas, Samsara CEO and co-founder. “With extensive experience in the very industries we serve, Todd brings a deep understanding of our customers’ needs and a proven track record of execution and operational rigor, which will only enhance our ability to deliver for our customers. We are thrilled to welcome Todd to our board.”
Bluedorn’s appointment comes as Samsara continues to see rapid growth at scale. Samsara’s ever-expanding customer base includes the world’s leading organizations in construction, transportation and warehousing, field services, manufacturing, retail, logistics, and public sector. This key addition to the board further underscores the company’s commitment to customer-centric growth.
Bluedorn added, “I’m excited to join the Board of Directors at Samsara to help deliver innovative technologies to the physical operations industry. The company’s commitment to delivering value for customers and customer-focused ethos are tenets that resonate deeply with me. There is an expansive, untapped market opportunity made possible through digitally transforming the world of physical operations, and I am eager to leverage my industry experience to further the real-world impact of Samsara’s platform and support the company in its next phase of growth.”
About Samsara
Samsara (NYSE: IOT) is the pioneer of the Connected Operations™ Cloud, which is a platform that enables organizations that depend on physical operations to harness Internet of Things (IoT) data to develop actionable insights and improve their operations. With tens of thousands of customers across North America and Europe, Samsara is a proud technology partner to the people who keep our global economy running, including the world’s leading organizations across construction, transportation and warehousing, field services, manufacturing, retail, logistics, and public sector. The company’s mission is to increase the safety, efficiency, and sustainability of the operations that power the global economy.
Samsara is a registered trademark of Samsara Inc. All other brand names, product names, or trademarks belong to their respective holders.
Forward-Looking Statements
This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to management. These statements relate to, but are not limited to, current expectations of our market opportunity and future operating and financial results, as well as assumptions relating to the foregoing. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including those described in our filings and reports that we may file from time to time with the Securities and Exchange Commission. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Press Contact
Adam Simons
media@samsara.com